SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2003

FAIRPOINT COMMUNICATIONS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 344-8150

N/A
(Former name or former address, if changed since last report):

Item 7.    Financial Statements and Exhibits

(c)   Exhibits

*† 99.1            Revised press release issued August 11, 2003 entitled “FairPoint Reports Stable Second Quarter Operating Results.”

Item12.   Results of Operations and Financial Condition

On August 11, 2003, FairPoint Communications, Inc. (the “Company”) issued a press release announcing operating results for the quarter and six month period ended June 30, 2003.

The press release attached as Exhibit 99.1 to the Form 8-K filed August 12, 2003 reported that the Company had 249,274 access lines at March 31, 2003.  The actual number of access lines at March 31, 2003 was 249,717.  The revised press release included with this Form 8-K/A as Exhibit 99.1 hereby supersedes in its entirety the press release included as Exhibit 99.1 to the Form 8-K filed August 12, 2003.

The Company has presented its EBITDA for the 2003 second quarter in the press release, which is a “non-GAAP” financial measure under Regulation G.  The components of EBITDA are computed by using amounts which are determined in accordance with GAAP.  As part of the Company’s press release information, the Company has provided a reconciliation of EBITDA to net cash provided by operating activities of continuing operations, which is its nearest comparable GAAP financial measure.  However, because EBITDA is not based on any standardized methodology prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies.  The Company included EBITDA in the press release because it believes that EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity.  The Company believes that EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.  EBITDA is also used in covenants in credit facilities and high yield debt indentures to measure a borrower’s ability to incur debt and for other purposes, and may be the preferred measure for these purposes.  Covenants in the Company’s credit facility and in its indentures for its senior subordinated notes and senior notes that limit its ability to incur debt are based on EBITDA.  While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with generally accepted accounting principles.

*      Filed herewith.

†                  This Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Walter E. Leach
		Name:	Walter E. Leach, Jr.
		Title:	Senior Vice President and Chief Financial Officer

Date: August 12, 2003